January 10, 2006


Securities and Exchange Commission
450 - Fifth Street - N.W.
Washington, DC  20549

Re:	Power of Attorney - George J. Harad

Ladies and Gentlemen:

This letter authorizes the following representatives of The Clorox Company, acting singly, to execute and file with you on my behalf future Forms 3, 4 and 5 respecting my holdings of equity securities of The Clorox Company:

Laura Stein, Senior Vice President, General Counsel & Secretary
Angela Hilt, Senior Corporate Counsel
Cheryl Brice, Assistant Secretary

Sincerley,


/s/ George J. Harad
Name:	George J. Harad
Title:	Director